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                                                                  Exhibit 23(d)


                       Consent of Independent Accountants


We consent to the incorporation by reference in the post-effective amendment to the registration statement of Science Applications International Corporation on Form S-3 of our report dated February 12, 1997, on our audits of the consolidated financial statements of Bell Communications Research, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which is incorporated by reference in Science Applications International Corporation's Report on Form 8-K. We also consent to the reference to our firm under the caption "Experts".


/S/COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
April 29, 1998